     As filed with the Securities and Exchange Commission on July 21, 2000

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                            -----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                 ----------------------------------------------

                                 LEAPNET, INC.
             (Exact name of Registrant as Specified in Its Charter)

                 ----------------------------------------------

                    Delaware                                 36-4079500
          (State or Other Jurisdiction                    (I.R.S. Employer
        of Incorporation or Organization)               Identification No.)

                 420 West Huron Street, Chicago, Illinois 60610

                    (Address of Principal Executive Offices)

                  Leapnet Employee Incentive Compensation Plan

                           (Full Title of the Plans)

                 ----------------------------------------------

                               Robert M. Figliulo
                   Vice Chairman and Chief Executive Officer

                                 Leapnet, Inc.
                             420 West Huron Street
                            Chicago, Illinois  60610
                    (Name and Address of Agent for Service)

                                 (312) 528-2900
         (Telephone Number, Including Area Code, of Agent For Service)

                                   Copy to:
                             John R. Hempill, Esq.
                            Morrison & Foerster LLP
                          1290 Avenue of the Americas
                              New York, NY 10104
                                (212) 468-8000

                 ----------------------------------------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================
                                                                    Proposed           Proposed
                               Amount           Maximum              Maximum          Amount of
Title of Securities to be       to be       Offering Price     Aggregate Offering    Registration
 Registered                  Registered      Per Share(1)           Price(1)             Fee
-------------------------------------------------------------------------------------------------
Common Stock, $.01 par
 value per share             5,000,000(2)        $2.63             $13,150,000          $3,472
=================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed aggregate maximum offering price have been determined on the basis of the high and low prices quoted on Nasdaq National Market on July 17, 2000.

(2) Represents the number of additional shares that may be issued under the Leapnet Employee Incentive Compensation Plan.

================================================================================

                                    PART I

                          INFORMATION REQUIRED IN THE
                           SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement is filed to register 5,000,000 additional shares of Common Stock, $.01 par value per share, of Leapnet, Inc. (the "Registrant") reserved for issuance under the terms of the Company's Employee Incentive Compensation Plan, as amended.

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

     (1) The contents of the Registrant's Registration Statement on Form S-8, Commission File No. 333-24389, including exhibits thereto, are hereby incorporated by reference into this Registration Statement, except as the same may be modified by the information set forth herein.

     (2) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2000.

     (3) The Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 2000.

     (4) The Company's two current reports on Form 8-K each dated as of June 12, 2000 and each filed with the Commission on June 12, 2000.

     (5) The Company's Proxy Statement on Schedule 14A dated June 9, 2000 and filed with the Commission on June 13, 2000, together with all supplemental material filed thereto.

     (6) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed September 4, 1996 pursuant to
          Section 12 of the Exchange Act and all amendments thereto and reports filed for the purpose of updating such description.

     All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

     5.1   Opinion of Morrison & Foerster LLP.

     23.1  Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

     23.2  Consent of Arthur Andersen LLP Independent Auditors.

     24.1  Power of Attorney (See page 6).

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 11th day of July, 2000.

                              LEAPNET, INC.

                              By: /s/ Robert M. Figliulo
                                  ----------------------

                              Robert M. Figliulo

                                 Vice Chairman, Chief Executive Officer and
                                                 Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Frederick A. Smith and Robert M. Figliulo, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities indicated on July 11, 2000.

                       Signature                                                   Title
         ____________________________________                       ___________________________________
/s/ Frederick A. Smith                                   Chairman of the Board and Director
-------------------------------------------------------
Frederick A. Smith

 /s/ Robert M. Figliulo                                  Vice Chairman of the Board, Chief Executive Officer and
-------------------------------------------------------  Director
Robert M. Figliulo                                       (Principal Executive Officer)

 /s/ Stephen J. Tober                                    President, Chief Operating Officer and Director
-------------------------------------------------------
Stephen J. Tober

/s/ Scott Barnum                                         Director
-------------------------------------------------------
                     Scott Barnum

/s/ Charles F. Moran                                     Director
-------------------------------------------------------
                     Charles F. Moran

/s/ Peter Poli                                           Director
-------------------------------------------------------
                     Peter Poli

/s/ Charles J. Ruder                                     Director
-------------------------------------------------------
                     Charles J. Ruder

/s/ Thomas R. Sharbaugh                                  Director
-------------------------------------------------------
                     Thomas R. Sharbaugh

/s/ Stephen T. Gambill                                   Chief Financial Officer
-------------------------------------------------------  (Financial and Accounting Officer)
                     Stephen T. Gambill

                               INDEX TO EXHIBITS


Exhibit
Number              Description
------              -----------

5.1   Opinion of Morrison & Foerster LLP.

23.1  Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

23.2  Consent of Arthur Andersen LLP, Independent Auditors.

24.1  Power of Attorney (See page 6).